                                                                    Exhibit 10.6


                        SALES AND DISTRIBUTION AGREEMENT

          THIS AGREEMENT is made and entered into as of March 19, 1993 by and between M. Polaner, Inc., a New Jersey corporation (hereinafter referred to as "MPI"), and DSD, Inc., a Delaware corporation (hereinafter referred to as"Distributor").

                                   WITNESSETH:

          WHEREAS, MPI desires that Distributor distribute certain products of MPI and its Affiliates within the DSD Territory, and Distributor desires to distribute such products for MPI within the DSD Territory, in each case upon the terms and conditions set forth herein;

          NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. DEFINITIONS

          As used herein, the following terms shall have the following meanings:

          "Additional Product" shall have the meaning assigned to such term in
Section 2(b).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "AHP Product" means any Subject Product other than Excluded Product.

          "Applicable Distribution Charge" means initially (i) with respect to Polaner Products, $2.95 per Case and (ii) with respect to any Additional Product, the amount per Case agreed upon in writing by the parties with respect to such Additional Product at the time such product becomes an Additional Product pursuant to Section 2(b), in each case as adjusted pursuant to Section 5(a).

          A "Case" of any Subject Product means the stock-keeping-unit (sku) of such Subject Product.

          "Cash Discount" per Case of any Subject Product, means the (i) Cash Discount Percentage multiplied by (ii) the Distributor's Net Selling Price of such Subject Product.

          "Cash Discount Percentage" means 2.0 percent.

          "Competing Products" means jams, jellies, preserves, and wet spices, and any product directly competitive with any Additional Product.

          "Consequential Damages" means any indirect or consequential damages arising from, relating to or in connection with this Agreement, whether arising from or relating to breach of warranty, agreement or covenant, negligence, strict liability in tort or other causes.

          "Distribution Facility" means Distributor's distribution center, which is currently located at 426 Eagle Rock Avenue, Roseland, New Jersey, and which may be changed by notice in writing to MPI.

          "Distributor's Net Selling Price" means, with respect to any Subject Product, the price of such Subject Product invoiced to the customer of the Distributor.

          "Distributor's Aggregate Sales Revenue" means the aggregate Distributor's Net Selling Price of all Subject Product purchased by Distributor hereunder and sold to its customers.

          "DSD Territory" means western Massachusetts, Connecticut, eastern New York State (from Albany southward), the New York metropolitan area, New Jersey and eastern Pennsylvania.

          "Excluded Accounts" means the customer accounts listed on Schedule 1 hereto.

          "Excluded Product" means (i) any product manufactured under the Spices Supply Agreement dated the date hereof between Bloch & Guggenheimer, Inc., a New Jersey corporation, and MPI and (ii) any product manufactured under the Jams Manufacturing Agreement during the term of that Agreement.


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

          "Intellectual Property Right" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing), trade dress, logos, labels, labelling and other indicia of ownership, or any other similar type of proprietary intellectual property right.

          "Jams Manufacturing Agreement" means the Jams Manufacturing Agreement dated the date hereof between MPI and Newco.

          "Jams Product" means any product manufactured under the Jams Manufacturing Agreement during the term of the Jams Manufacturing Agreement.

          "List Price" of any Subject Product at any time, means, subject to
Section 5(b), MPI's published list price per Case of such Subject Product in effect at such time within the DSD Territory.

          "Marketing Allowance" shall have the meaning assigned to such term in
Section 9(b).

          "Net Price" per Case of Subject Product at any time means (i) the List Price of such Subject Product in effect at such time less (ii) the sum of the Applicable Distribution Charge, plus the Marketing Allowance, plus the Cash Discount, plus the Swell Allowance, in each case in effect at such time for such Subject Product.

          "Person" means an individual, corporation, partnership, association, trust or other entity or organization.

          "Polaner Products" means any product (i) with respect to which any Intellectual Property Right is now or hereafter owned or licensed and used or held for use by MPI and (ii) which is sold by MPI or its Affiliates.

          "Product Defect" means any defect in any Subject Product including, without limitation, in the workmanship, in the manufacture of, in the ingredients or raw materials comprising or in the labelling or packaging of any Subject Product.

          "Quarter" means a period of three successive calendar months, and "Quarterly" with respect to any event means that such event will occur once within any Quarter.


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

          "Specified Loss" means any loss arising from or relating to the theft or disappearance of, or accidental or intentional damage to or destruction or breakage of, any Subject Product after delivery thereof to Distributor, but excludes any loss, expense, liability or damage arising from or relating to any Product Defect.

          "Spices Product" means any product manufactured under the Spices Supply Agreement dated the date hereof between Bloch & Guggenheimer, Inc., a New Jersey corporation, and MPI.

          "Subject Product" means (i) all Polaner Products and (ii) all Additional Product.

          "Swell Allowance" per Case of any Subject Product, means the (i) Swell Allowance Percentage multiplied by (ii) the List Price of such Subject Product minus the Marketing Allowance for such Subject Product minus the Applicable Distribution Charge for such Subject Product.

          "Swell Allowance Percentage" means 0.6 percent.

          "Term" means the term of this Agreement as determined pursuant to
Section 6(a).

          2. DISTRIBUTION RIGHTS OF DISTRIBUTOR

          (a) MPI hereby appoints Distributor to be its sole distributor of Polaner Products for resale by Distributor within the DSD Territory (except to Excluded Accounts) during the Term, and Distributor agrees to act in that capacity, subject to the terms and conditions of this Agreement.

          (b) MPI or any Affiliate of MPI may, at any time during the Term, by written notice to Distributor, appoint Distributor to be its sole distributor within the DSD Territory (except to Excluded Accounts), during the Term, for resale by Distributor, of any other product sold by MPI or such Affiliate as is designated in such notice, and Distributor may agree to act in that capacity, upon the terms and conditions of this Agreement. Upon such appointment of Distributor and Distributor's acceptance of such appointment, each such other product so designated shall constitute an "Additional Product" for all purposes under this Agreement.

          3. PURCHASE ORDERS


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

          (a) During the Term of this Agreement, and subject to the provisions hereof, MPI shall sell to Distributor, and Distributor shall purchase from MPI, such quantities of Subject Product as may be ordered by Distributor from MPI from time to time in accordance with Section 3(b). Acceptance of Distributor's orders is subject to the availability of Subject Product on the requested delivery dates. Upon 45 days' prior written notice to Distributor, MPI reserves the right to adjust the unit size, weight and form of Subject Product sold hereunder.

          (b) Distributor shall provide MPI with a nonbinding best estimate of its Quarterly requirements for distribution of Subject Product within the DSD Territory no later than forty-five (45) days prior to the beginning of each calendar Quarter during the Term, commencing with the calendar Quarter beginning July 1, 1993. Firm monthly purchase orders shall be placed by Distributor fourteen (14) days prior to requested date of delivery; provided that MPI will use its reasonable efforts to accommodate any purchase order not placed in accordance with the provisions of this Section 3(b).

          (c) Shipments shall be made on the date or dates reasonably specified by Distributor, provided orders are received (and a delivery schedule approved) by MPI at least ten (10) days before such specified date(s).

          (d) All deliveries shall be F.O.B. Distributor's Distribution
Facility.

          4. TITLE TO SUBJECT PRODUCT; RISK OF LOSS

          (a) Title to, ownership of and risk of loss with respect to all Subject Product shall remain with MPI until delivery to the Distribution Facility. Title to, ownership of and risk of Specified Loss with respect to all Subject Product purchased by Distributor hereunder will pass to Distributor upon delivery to the Distribution Facility.

          (b) Distributor acknowledges that the Swell Allowance is intended to cover any damage to or breakage of Subject Product which occurs after delivery of Subject Product to Distributor; provided that the Swell Allowance shall not cover and MPI shall be liable for (i) any cost with respect to any Subject Product (other than Jams Product) that is damaged or broken at or prior to the time of delivery to Distributor and (ii) any loss, damage or cost incurred or suffered by Distributor arising from any Product Defect with respect to any AHP Product.


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

          (c) For purposes of this Agreement, any finished Jam Product shall only be deemed to have been delivered to the Distribution Facility when such finished Jam Product is identified and physically separated from other Jam Product at the Manufacturing Facility (as defined in the Jam Manufacturing Agreement) and is moved to a designated area of the Distribution Facility for storage pending distribution pursuant to this Agreement.

          5. PRICING

          (a) On a business day in December of each calendar year (the "Current Year") during the Term (commencing in December 1993), the Applicable Distribution Charge for each Subject Product to be effective for the calendar year immediately following the Current Year will be established by written agreement between the parties on a prospective basis based on (i) actual costs incurred by Distributor in distributing such Subject Product hereunder during the Current Year and (ii) the volume of such Subject Product expected to be distributed by Distributor hereunder in the calendar year next succeeding the Current Year. In the event that the parties cannot agree on the Applicable Distribution Charge for any Subject Product effective for such next succeeding calendar year, the Applicable Distribution Charge then in effect for such Subject Product shall remain in effect until the earlier of the date (i) of termination of this Agreement and (ii) that such Applicable Distribution Charge is changed by written agreement between the parties. Distributor shall permit MPI, its auditors and employees to inspect Distributor's books and records upon reasonable notice to verify the calculation of such Applicable Distribution Charge.

          (b) MPI may change the List Price of any Subject Product at any time; provided that no increase in the List Price of any Subject Product shall be effective unless and until MPI shall have given Distributor 60 days' prior written notice of the increase in the List Price of such Subject Product. Price increases will be announced to the trade on a date designated by MPI.

          6. TERM OF AGREEMENT; EXCLUDED ACCOUNTS

          (a) This Agreement shall continue in full force and effect until terminated by either party by giving the other party (i) 6 months' prior written notice of termination if such notice is given on or prior to December 31, 1993 and (ii) 12 months' prior written notice of termination if such notice is given after December 31, 1993; provided that in no event shall the effective date of termination of this Agreement be prior to March 31, 1994.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Distributor shall have no distribution rights or obligations hereunder with respect to the Excluded Accounts. MPI and its Affiliates shall have the right, upon prior written notice to Distributor, to terminate Distributor's distribution rights hereunder with respect to any customer and to include such customer as an "Excluded Account" on Schedule 1 hereto if such customer specifically requires that MPI distribute Subject Product directly to such customer's warehouse; provided that MPI shall not permit any of its employees or representatives to encourage any customer to request or require that MPI distribute directly to such customer's warehouse; provided further that Distributor's rights under this Agreement shall remain in full force and effect except as terminated with respect to such customer; and provided further, that by mutual agreement MPI and Distributor may determine that a customer shall no longer be an Excluded Account whereupon such customer shall be and be deemed deleted from Schedule 1 hereto. Notwithstanding any provision to the contrary in this Agreement, Distributor shall be permitted to distribute and sell to any Excluded Account any product that (i) is not a Subject Product and
(ii) is not a Competing Product.

          7. DUTIES OF DISTRIBUTOR

          (a) Distributor shall use its reasonable efforts to promote and procure the resale of Subject Product to stores (except Excluded Accounts) within the DSD Territory and will not distribute or promote any Competing Products.

          (b) Distributor shall perform its usual range of services as distributor hereunder, which services will include: calling on key store accounts, receipt of orders, entry of orders for Subject Product from stores, processing of orders, receivables collection, warehousing of Subject Product, direct delivery of Subject Product to stores, and shelf packing in varying degrees consistent with past practices, it being understood that Distributor is not required to provide full pack-out services.

          (c) Distributor shall sell Subject Product only under the descriptions, trade names and trade marks which appear on Subject Product's original packaging or MPI's promotional materials or as may be specified by MPI from time to time and under no other. Distributor shall resell Subject Product only in the original packages and as supplied by MPI.

Distributor shall not make any addition or modification to Subject Product or to the packages or package inserts without MPI's prior written consent.

          8. PAYMENT TERMS

          The Net Price for Subject Product purchased by Distributor from MPI hereunder shall be due and payable by Distributor forty-five (45) days from date of invoice. Sales by MPI of Subject Product to Distributor shall be invoiced on the date of delivery to Distributor.

          9. MARKETING

          (a) MPI shall be responsible for determining the nature and scope of all programs for the marketing of Subject Product. Distributor will be responsible for implementing such marketing programs with respect to Subject Product distributed by Distributor hereunder.

          (b) Distributor shall be responsible for expenses for off-invoice allowances and bill-backs with respect to Subject Product sold by Distributor to its DSD Territory customers. MPI will determine (after consulting with Distributor) the nature and scope of off-invoice allowances and bill-backs to be implemented in each Quarter during the Term, and Distributor will assist MPI in determining the amount of the off-invoice allowance per Case of Subject Product and the amount of the bill-back per Case of Subject Product to be effective for such Quarter (the sum of such off-invoice allowance amount per Case and bill-back amount per Case with respect to any Subject Product is referred to herein as the "Marketing Allowance" for such Subject Product).

          (c) MPI will determine (after consulting with Distributor), the aggregate expenditure budget for roto advertising for each Quarter during the Term. Distributor will be responsible for implementing the roto advertising program for each Quarter within such budget. MPI shall pay to Distributor, prior to the fifteenth business day of each month in any Quarter during the Term, one-third of the amount of the roto advertising expenditure budgeted for such Quarter.

          (d) MPI will determine the aggregate expenditure budget for slotting arrangements with respect to Subject Product distributed by Distributor hereunder, which arrangements will be implemented by Distributor with respect to such Subject Product. Distributor will furnish to MPI by the 15th business day of each calendar month (the "Current Month") during the Term a report of the expenses incurred by

Distributor in implementing such slotting arrangements during the calendar month then preceding the Current Month, and MPI shall reimburse Distributor within 14 days of receipt of such report for such expenses based on such report. Each such report will be accompanied by documentation reasonably satisfactory to MPI evidencing the expense incurred by Distributor.

          (e) Distributor shall be responsible for expenses for co-op advertising with respect to Subject Product sold by Distributor to any DSD Territory customer based on a specified amount or percentage of sales revenue from the sale of Subject Product to such customer (the "Co-op Allowance or Percentage"). By the 30th business day of each calendar Quarter during the Term, Distributor will furnish to MPI a report of co-op advertising expenses incurred by Distributor with respect to each DSD Territory customer during the then preceding calendar Quarter, and MPI shall reimburse Distributor within 10 business days after receipt of such report for such expenses based on such report. Each such report will be accompanied by documentation reasonably satisfactory to MPI evidencing the expense incurred by Distributor. At any time during the Term, MPI may require that the Co-op Allowance or Percentage applicable to any customer be increased or decreased, as the case may be, on a prospective basis.


          (f) MPI will furnish to Distributor such quantity of point-of-purchase display materials, catalogues, pamphlets and other marketing materials as MPI considers sufficient for the marketing of Subject Product by Distributor hereunder.

          10. FORCE MAJEURE

          Neither party shall be liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its reasonable control including by way of example, but not limitation, any act of God, any act, regulation or law of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbance, epidemic, equipment breakdown or failure, or failure of suppliers, public utilities or common carriers ("Force Majeure"). The party claiming relief hereunder shall notify the other party in writing of the Force Majeure causing delay or default in performance. Each party shall take reasonable action within its control to alleviate the Force Majeure causing delay or default in performance. During any period in which any Force Majeure prevents Distributor from distributing Subject Product in accordance with the terms of this Agreement, MPI shall be entitled to appoint any other Person as a distributor of Subject Product within the DSD Territory but only for the duration of such period, provided that as soon as Distributor notifies MPI that Distributor is able to resume performing its obligations pursuant to this Agreement, (i) Distributor's rights under
Section 2 shall be deemed thereupon immediately reinstated in full and (ii) MPI shall thereupon immediately terminate each such appointment of any other Person as a distributor of Subject Product within the DSD Territory.

          11. RECALLS OF SUBJECT PRODUCT

          In the event of a recall of Subject Product required by a governmental agency or authority of competent jurisdiction or if a recall of Subject Product is mutually deemed advisable by Distributor and MPI, such recall shall be promptly implemented and administered by Distributor in a manner which is appropriate and reasonable under the circumstances and in conformity with accepted trade practices. In the event a recall is required because AHP Product fails to conform with the warranties of MPI set forth in this Agreement, or at the express request of MPI, MPI shall reimburse Distributor for its cost in administering the recall of AHP Product, and the cost of AHP Product and reasonable freight for all amounts of AHP Product recalled. In the event that a recall is required as a result of Distributor's breach of its obligations hereunder or due to Distributor's negligence or fault, all costs and expenses incurred in connection therewith shall be borne by Distributor.

          12. WARRANTY; INSURANCE

          (a) MPI warrants that (i) AHP Product sold hereunder is merchantable, free from defects in material and workmanship and fit for the purposes for which it is intended and (ii) Spices Product shall be in a saleable condition upon delivery to Distributor.

          (b) Distributor shall inspect each shipment of Subject Product to determine whether Subject Product is as warranted herein. Distributor shall send MPI a written notice of objections to any shipment ("Rejected Shipment") that fails to meet the warranties set forth in Section 12(a) within fifteen (15) days of receipt of such shipment from the carrier. Such notice shall specify the particulars of Distributor's finding. Distributor shall follow MPI's instructions as to the return of the Rejected Shipment to MPI, return to be at MPI's expense if the Rejected Shipment is determined to have been validly rejected. MPI shall promptly provide Distributor with replacement Subject Product that conforms to such warranties, which replacement Subject Product (and shipping expenses with respect thereto) shall be at MPI's expense if the Rejected Shipment is determined to have been validly rejected and shall be at Distributor's expense if invalidly rejected. MPI shall assume all liability for all validly rejected Subject Product and validly rejected AHP Product shall be destroyed, reworked or salvaged (with Distributor's written consent) by MPI at its sole cost and expense and MPI shall furnish Distributor with a certificate affirming that same has been done. Any such destruction shall conform to all applicable federal, state and local laws and rules and regulations thereunder. Distributor's right to inspect and right to replacement of Subject Product not conforming to such warranties shall not preclude Distributor from exercising or enforcing any other rights or remedies it may have to redress any loss or damage resulting from MPI's failure to supply Subject Product conforming to such warranties. If MPI shall disagree with the finding by Distributor that such shipment fails to meet such warranties, such dispute shall be resolved by an independent laboratory selected jointly by the parties. All fees and disbursements incurred in connection with such determination shall be borne by the party ultimately determined to have incorrectly judged whether such shipment shall have met such warranties.

          (c) MPI agrees to obtain and keep in force Products Liability Insurance with respect to Subject Product in an amount not less than $5,000,000 (per occurrence) with an insurer of recognized financial responsibility, and shall cause Distributor to be included as an additional insured under such insurance.

          13. INFRINGEMENT; INDEMNIFICATION

          (a) Subject to Section 13(c), MPI shall indemnify and hold Distributor, its directors, officers, employees and agents harmless from and against all liabilities, damages, losses or expenses (including reasonable attorneys' fees and expenses) ("Damages") incurred or suffered by Distributor with respect to or arising out of (i) any injury, claim or damage resulting from or caused by any Product Defect with respect to any AHP Product, including injuries to persons and property arising from such Product Defect, (ii) any breach by MPI of any of its representations, warranties, covenants or agreements hereunder or (iii) any infringement of any Intellectual Property Right arising from the distribution or sale by Distributor of any Subject Product hereunder, except to the extent such Damages are caused by the gross negligence or willful misconduct of Distributor or a breach by Distributor of its warranties, covenants or agreements


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

hereunder; and provided that MPI shall have no such indemnification obligation with respect to Damages incurred or suffered by Distributor arising out of or as a result of any Force Majeure.

          (b) Distributor shall indemnify and hold MPI, its directors, officers, employees and agents harmless from and against all Damages incurred or suffered by MPI with respect to or arising out of any breach by Distributor of any of its warranties, covenants or agreements hereunder; except to the extent such Damages are caused by the gross negligence or willful misconduct of MPI or a breach by MPI of its warranties, covenants or agreements hereunder; and provided that Distributor shall have no such indemnification obligation with respect to Damages incurred or suffered by MPI arising out of or as a result of any Force Majeure.

          (c) Notwithstanding any provision in this Agreement to the contrary,
(i) the maximum aggregate liability of MPI to Distributor hereunder for any Consequential Damages shall not exceed an amount equal to 11% of Distributor's Aggregate Sales Revenue and (ii) the maximum aggregate liability of Distributor to MPI hereunder for any Consequential Damages shall not exceed an amount equal to 2% of Distributor's Aggregate Sales Revenue.

          (d) In the event that a party hereto (the "Indemnifying Party") makes any payment pursuant to its indemnification obligations under this Agreement, it shall be subrogated to all rights of the party indemnified hereunder (the "Indemnified Party") to pursue any claim to receive payment or other consideration from any other third party which may be liable with respect to any claim, suit, action or proceeding for which indemnification was provided. The Indemnified Party shall execute and deliver such instruments and agreements and take such other action as may be required to subrogate the Indemnifying Party to such Indemnified Party's rights to receive such payment or consideration.

          14. ASSIGNMENT

          Neither MPI nor Distributor may assign its rights or delegate its performance hereunder without the prior written consent of the other party, and any attempted assignment or delegation without written consent shall be void, provided that this Agreement may be assigned or otherwise transferred (a) by Distributor to Roseland Manufacturing, Inc. ("RMI") provided that RMI expressly assumes in writing all of Distributor's obligations hereunder, and (b) by either party to (i) any purchaser or successor to all or substantially all of the


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

business of MPI or Distributor that is responsible for selling or distributing Subject Product, as the case may be, hereunder or (ii) any successor corporation into which it may merge or with which it may be consolidated or to which it may transfer all or substantially all of its assets, provided in each case that such purchaser or successor corporation expressly assumes in writing all of the obligations hereunder of the assignor or transferor.

          15. DEFAULT

          If either party shall be in default of any material obligation hereunder, the other party may terminate this Agreement by giving thirty (30) days' written notice to the party in default, specifying the basis for termination, provided that if within thirty (30) days after receipt of such notice the party in default shall remedy the conditions forming the basis for termination, such notice shall cease to be operational and this Agreement shall continue in full force. The right of either party to terminate this Agreement, as herein above provided, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous defaults.

          Notwithstanding the foregoing, the occurrence of any of the following events with respect to a party hereto shall be deemed to constitute a default which shall give rise to an immediate right of the other party to terminate this Agreement without notice:

          (a) insolvency, the making of a general assignment for the benefit of creditors, the suspension of business (except due to Force Majeure) or the commission of any act amounting to a business failure, any change in, or termination of, a party's corporate existence (except a merger, consolidation or reorganization in which the obligations of such party hereunder are expressly assumed in writing by the surviving corporation); or

          (b) the institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against a party hereto and, if instituted against such party, its consent thereto or the failure to cause such proceedings to be discharged within thirty (30) days thereafter.

          Upon termination of this Agreement other than by reason of MPI's default under this Section 15, Distributor shall resell to MPI (at MPI's invoice cost to Distributor) and redeliver to MPI all saleable stocks of Subject Product which are in full case lots and which were originally purchased by

Distributor from MPI. If MPI terminates the Agreement due to Distributor's default under this Section 15, Distributor shall pay all cost required to redeliver Subject Product to MPI, otherwise such costs shall be payable by MPI upon termination. Stock of Subject Product as of termination that is not in saleable condition due to reasons other than Product Defect shall be returned to MPI at Distributor's sole cost without reimbursement and shall not, in any event, be distributed by Distributor for ultimate retail sale. If Distributor terminates the Agreement due to MPI's default under this Section 15, Distributor shall have the right, at its option, (i) to resell to MPI (at MPI's invoice cost to Distributor) and redeliver to MPI all saleable stocks of Subject Product which are in full case lots and which were originally purchased by Distributor from MPI or (ii) to sell such stocks of Subject Product to customers in the ordinary course of business. Upon termination for any reason, Distributor will not continue to represent itself as a distributor of MPI or as authorized to deal in Subject Product and will, so far as practicable, remove and either return to MPI or destroy any printed materials relating to such Subject Product and will discontinue the use of any such material wherever located.

          16. TRADEMARKS

          (a) Distributor agrees that it has not acquired and will not acquire by reason of this Agreement any right to any Intellectual Property Right in or to any Subject Product, whether registered or unregistered, licensed to, owned or used by MPI and that it will not make any claim of ownership therein or thereto. All of the use of the Intellectual Property Rights with respect to any Subject Product shall inure to the benefit of MPI. Distributor agrees during the Term that it will neither take nor direct any action, other than as provided herein or as MPI may from time to time request in writing, which may impair the rights and interests of MPI in and to such Intellectual Property Rights, and that it shall not adopt, use, apply for registration, register or own any trademarks of MPI in or to any Subject Product or any marks confusingly similar thereto in any country of the world. Distributor will, within a reasonable time period, notify MPI of any belief that Distributor has of any counterfeits, copies, imitations or simulations of or infringements upon the Intellectual Property Rights, and Distributor will co-operate fully with MPI in the protection of such Intellectual Property Rights. No trademark proceedings with respect to Subject Product will be instituted without MPI's consent.

          (b) MPI represents and warrants as of the date hereof, and shall be deemed to represent and warrant as of each date that Subject Product is delivered hereunder, that (i) it has, as of and since the date hereof, not granted, conveyed, sold, assigned, transferred or otherwise disposed of to any Person, any Intellectual Property Rights in and to any Excluded Product and (ii) it owns all Intellectual Property Rights in and to all AHP Product.

          17. MISCELLANEOUS

          (a) Notices. All notices, statements or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by
(i) overnight courier or mail or (ii) telecopier with confirming copy mailed, first class postage prepaid, to each of the parties hereto at the following addresses or at such other address as may be designated by such party by notice in writing sent in like manner.

          For MPI:

          -------------------------------
          -------------------------------
          -------------------------------
          Attention:
                    ------------------------------------------
          Telecopier:
                    ------------------------------------------


          For Distributor:

          -------------------------------
          -------------------------------
          -------------------------------
          Attention:
                    ------------------------------------------
          Telecopier:
                    ------------------------------------------

          (b) Entire Agreement. This Agreement and the Schedule hereto contain all of the terms and conditions of sale, purchase and distribution of Subject Product and constitute the complete understanding of the parties. No modification or extension of or release from any provision hereof shall be effected by mutual agreement, acknowledgment, Distributor's purchase order forms, or otherwise, unless the same shall be in writing, signed by both parties hereto and specifically described as an amendment or extension of this Agreement. If there is any inconsistency between the provisions of this Agreement and any invoice, purchase order or other documents delivered hereunder or in connection herewith, the provisions of this Agreement shall control.

          (c) Choice of Law; Paragraph Headings. This Agreement and performance hereunder shall be construed and interpreted according to the laws of the State of New York (without regard to its conflict of laws provisions). The paragraph headings used herein have been inserted for convenience only and shall not be used in any way to construe or interpret this Agreement or performance hereunder.

          (d) Independent Contractors. The parties hereto are independent contractors. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

          (e) No Waiver. Either party's failure to insist upon strict performance of any provision of this Agreement shall not be deemed to be a waiver thereof. No waiver shall be effective unless specifically made in writing and signed by a duly authorized representative of MPI or Distributor, whichever party is granting such waiver.

          (f) Severability. If any provision of this Agreement shall be illegal or unenforceable, the remainder of this Agreement shall remain in force and not be affected thereby.

          (g) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                M. POLANER, INC.

                                By  /s/
                                   -------------------------------
                                   Name:
                                   Title:

                                DSD, INC.

                                By  /s/
                                   -------------------------------
                                   Name:
                                   Title:


          The undersigned hereby unconditionally and irrevocably guarantees to
M. Polaner, Inc. the performance and observance by Distributor of every warranty, covenant and agreement of Distributor to be performed and observed by Distributor contained in this Agreement.

                                B&G-DSD Holdings, Inc.

                                By  /s/
                                   -------------------------------
                                   Name:
                                   Title:

                  SCHEDULE 1 TO SALES AND DISTRIBUTION AGREEMENT

                               EXCLUDED ACCOUNTS


                        Price Chopper
                        G. U. Albany
                        Superite Harris
                        Acme (Penn)
                        Super Fresh/A&P - Philadelphia
                        Fleming - Philadelphia
                        White Rose
                        Krasdale